Exhibit 99.1

AMENDMENT #2 TO SERVICES AGREEMENT

This Amendment #2 to Services Agreement (this “Amendment”), is entered into as of November 29, 2012, by and between Pacira Pharmaceuticals, Inc., (the “Company”), MPM Asset Management LLC (“MPM”) and Gary Patou (“Consultant”).

This Amendment #2 amends the Services Agreement dated October 28, 2010 by and among the Company, MPM and Consultant, as amended on December 8, 2011(the “Original Agreement”).  If there is any conflict between the provisions of this Amendment and those in the Original Agreement, the provisions of this Amendment govern.  Except as expressly stated in this Amendment, capitalized terms used and not defined herein have the same meanings defined in the Original Agreement.  Except as expressly amended herein, all other terms and provision of the Original Agreement remain in full force and effect.

RECITALS

A.            Consultant currently devotes approximately 50% of his business time to the Company for a monthly service fee of $15,880.40.  The Original Agreement contemplates that in 2013 this would change to approximately 20% of his business time to the Company for a monthly service fee of $6,352.16.  The parties desire to amend the terms so Consultant will continue to devote approximately 50% of his business time to the Company for a monthly service fee of $15,880.40 during 2013.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.             Section 4(a) is hereby amended to reflect that the amount of Monthly Services Fee is $15,880.40 for 2013.

2.             Exhibit A is hereby amended to reflect that Consultant shall devote approximately 50% of his business time to the Company in 2013.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

PACIRA PHARMACEUTICALS, INC.

By:	/s/ Dave Stack
Dave Stack
President and Chief Executive Officer

MPM ASSET MANAGEMENT LLC

By:	/s/ Luke Evnin
Luke Evnin
Managing Director

CONSULTANT

By:	/s/ Gary Patou
Dr. Gary Patou